Exhibit 10.16

QUICKLOGIC CORPORATION

2019 STOCK PLAN

NOTICE OF GRANT OF STOCK PURCHASE RIGHT

Unless otherwise defined herein, the terms defined in the 2019 Stock Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Stock Purchase Right and the Restricted Stock Purchase Agreement, attached hereto as Exhibit A (the “Restricted Stock Purchase Agreement” or “Agreement”).

QuickLogic Corporation is pleased to inform you that you, the undersigned Purchaser, have been granted a right to purchase Restricted Stock (hereinafter referred to as the “Shares”) of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Purchaser:
Grant Number:
Date of Grant:
Expiration Date:
Vesting Commencement Date:
Exercise Price, per Share:
Number of Shares Granted:

Vesting Schedule (Check one):

Exercise and Vesting Schedule: This grant is exercisable immediately, in whole or in part, and the Restricted Stock shall vest according to the following vesting schedule.  Purchaser will generally be taxed when the Restricted Stock vests and the Company’s repurchase option has lapsed.  The Restricted Stock is intended (but not guaranteed) to vest in an open trading window under the Company’s insider trading policy.  This should help enable the Purchaser to sell a portion of the delivered shares to cover the Purchaser’s tax obligations.  If the trading window is closed on a scheduled vesting date, vesting of the Restricted Stock will be delayed until the trading window is open.  A Purchaser vests in the Restricted Stock in accordance with the following vesting schedule, so long as a Vesting Cessation Date has not yet occurred:

25% of the shares will vest on the first open trading day under the Company’s insider trading policy occurring on or after the one year anniversary of the Vesting Commencement Date; thereafter, 1/16 of the Shares will vest on the first open trading day under the Company’s insider trading policy on or after each successive quarter following the first anniversary, so as to be 100% vested on the first open trading day on or after the fourth anniversary of the Vesting Commencement Date.

25% of the shares are scheduled to vest on the first open trading day under the Company’s insider trading policy on or after each quarter following the Vesting Commencement Date, so as to be 100% vested on the first open trading day on or after the first anniversary of the Vesting Commencement Date.

The shares are immediately vested upon grant.

Other:

In no event shall the Shares vest after the 10th anniversary of the Date of Grant.

For instance, assume a Purchaser received a stock purchase right to acquire 160 shares on 2/15/06 under scheduled vesting date alternative 1, and that the Purchaser exercised the purchase right.  If the trading window under the Company’s insider trading policy is open on 2/15/07, 5/15/07 and 8/15/07, the Purchaser would vest 40 shares on 2/15/07, 10 shares on 5/15/07 and 10 shares on 8/15/07.  If the trading window was closed 3/1/07 and reopened 8/20/07, the Purchaser would vest 40 shares on 2/15/07 and 20 shares on 8/20/07.

In these examples, if the Purchaser ceased providing services to the Company as a director, employee or consultant on 6/1/07, the individual would have vested in 50 shares in the open trading window scenario, and in 40 shares under the closed trading window scenario.

YOU MUST EXERCISE THIS STOCK PURCHASE RIGHT BEFORE THE EXPIRATION DATE OR IT WILL TERMINATE AND YOU WILL HAVE NO FURTHER RIGHT TO PURCHASE THE SHARES.

Non-Transferability of Stock Purchase Right.  This Stock Purchase Right may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Purchaser only by Purchaser.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Stock Purchase Right or the unreleased shares, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this right and the rights and privileges conferred hereby immediately will become null and void.  The terms of the Restricted Stock Purchase Agreement, Plan and Notice of Grant of Stock Purchase Right will be binding upon the executors, administrators, heirs, successors and assigns of the Purchaser.

Termination of Relationship as a Service Provider or Provision of Notice of Employment Termination; Vesting Cessation Date.  If Purchaser (i) ceases to provide ongoing service as a Service Provider (for any reason and regardless of any appropriate court finding such termination unfair or irregular on any basis whatsoever), or (ii) the Purchaser is provided with notice of termination of employment (for any reason and regardless of any appropriate court finding the related termination unfair or irregular on any basis whatsoever) and ceases to provide ongoing service during the notice period, the Company will, in the period commencing (a) on the earlier of the date of such cessation as a Service Provider or the last date of ongoing service after receiving a notice of termination of employment, or (b) such later date as required by Applicable

Law (the earlier of these dates or such later date required by Applicable Law is referred to herein as the “Vesting Cessation Date”, as reasonably fixed and determined by the Administrator) and ending three months later, have an irrevocable, exclusive option to repurchase up to that number of Shares which constitute the Unreleased Shares (as defined in Section 4) at the original Exercise Price per share (the “Repurchase Price”) (the “Repurchase Option”). At the sole discretion of Company, subject to Applicable Law, Purchaser may be paid a lump sum for their cash compensation in lieu of notice.

The Restricted Stock Purchase Agreement (including exhibits A-1 to A-3) and the Plan are incorporated herein by reference.  This Notice of Grant, the Plan and Restricted Stock Purchase Agreement (including exhibits A-1 to A-3 referenced therein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of an express written contract signed by the Company and Purchaser.  The Company will administer the Plan from the United States of America, and any disputes will be settled in the U.S. according to U.S. law.  This Notice of Grant of Stock Purchase Right, Restricted Stock Purchase Agreement (including exhibits A-1 to A-3), Plan and all awards are governed by the internal substantive laws, but not the choice of law principles, of the State of California, United States of America.  Notwithstanding anything to the contrary in the Plan or the Agreement (including exhibits A-1 to A-3), the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without Purchaser’s consent, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A prior to the actual issuance of Restricted Stock or prior to the lapse of repurchase rights under this Agreement.

By Purchaser’s signature and the signature of the Company’s representative below, Purchaser and the Company agree that this Stock Purchase Right is granted under and governed by the terms and conditions of the Plan, the Restricted Stock Purchase Agreement (including exhibits A-1 to A-3) and this Notice of Grant of Stock Purchase Right.  Purchaser has reviewed the Plan, the Restricted Stock Purchase Agreement (including exhibits A-1 to A-3) and this Notice of Grant of Stock Purchase Right, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan, the Restricted Stock Purchase Agreement (including exhibits A-1 to A-3) and this Notice of Grant of Stock Purchase Right.  Purchaser agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan, the Restricted Stock Purchase Agreement (including exhibits A-1 to A-3) and this Notice of Grant of Stock Purchase Right.  Purchaser further agrees to notify the Company upon any change in the residence indicated in the Notice of Grant of Stock Purchase Right.

PURCHASER	QUICKLOGIC CORPORATION

By:
Signature

Title:
Print Name

Date:	Date:

PURCHASER ADDRESS:

BENEFICIARY:

Print Name

Date:

Consent of spouse required if beneficiary is someone other than spouse:

Signature:

Print Name:

Date:

Please return this Notice of Grant of Stock Purchase Right, Assignment Separate from Certificate, and Joint Escrow Instructions to the Stock Administrator of the Company.

EXHIBIT A

RESTRICTED STOCK PURCHASE AGREEMENT

1.             Sale of Stock.  The Company hereby agrees to sell to the individual named in the Notice of Grant of Stock Purchase Right (the “Purchaser”), and the Purchaser hereby agrees to purchase the number of Shares set forth in the Notice of Grant of Stock Purchase Right, at the exercise price per share set forth in the Notice of Grant of Stock Purchase Right (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference.  In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan will prevail.

2.             Payment of Purchase Price.  Upon exercise of the Stock Purchase Right, Purchaser shall deliver to the Company the aggregate Exercise Price for the Shares by cash or check, together with any and all withholding taxes due in connection with the purchase of the Shares.

3.             Repurchase Option.

(a)           The Repurchase Option may be exercised by the Company by delivering written notice to the Purchaser or the Purchaser’s executor (with a copy to the Escrow Holder (as defined in Section 7)) AND, at the Company’s option, (i) by delivering to the Purchaser or the Purchaser’s executor a check in the amount of the aggregate Repurchase Price, or (ii) by the Company canceling an amount of the Purchaser’s indebtedness to the Company equal to the aggregate Repurchase Price, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such aggregate Repurchase Price.  Upon delivery of such notice and the payment of the aggregate Repurchase Price in any of the ways described above, the Company will become the legal and beneficial owner of the Unreleased Shares being repurchased and all rights and interests therein or relating thereto, and the Company will have the right to retain and transfer to its own name the number of Unreleased Shares being repurchased by the Company.

(b)           If no cash consideration was used to pay for the Restricted Stock (for example, if the Shares were purchased by prior Service), the Repurchase Option will be exercised by the Company by delivering written notice to the Purchaser or the Purchaser’s executor (with a copy to the Escrow Holder (as defined in Section 7)). Upon delivery of such notice, the Company will become the legal and beneficial owner of the Unreleased Shares being repurchased and all rights and interests therein or relating thereto, and the Company will have the right to retain and transfer to its own name the number of Unreleased Shares being repurchased by the Company.

(c)           Whenever the Company will have the right to repurchase the Unreleased Shares hereunder, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations to exercise all or a part of the Company’s Repurchase Option to purchase all or a part of the Unreleased Shares.  If the Fair Market Value of the Unreleased Shares to be repurchased on the date of such designation or assignment (the “Repurchase FMV”) exceeds the aggregate Repurchase Price of the

Unreleased Shares, then the Administrator may require each such designee or assignee to pay the Company cash equal to the difference between the Repurchase FMV and the aggregate Repurchase Price of Unreleased Shares to be purchased.

(d)           If the Company or its assignee does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within three (3) months following Purchaser’s Vesting Cessation Date, the Repurchase Option will terminate.

4.             Release of Shares From Repurchase Option.

(a)           The Repurchase Option shall lapse as the Shares vest, as set forth in the Notice of Grant of Stock Purchase Right, or any other duly authorized written agreement between Company and Purchaser.

(b)           Any of the Shares which have not yet been released from the Company’s Repurchase Option are referred to herein as “Unreleased Shares”.

(c)           The Shares which have been released from the Company’s Repurchase Option will be delivered to the Purchaser at the Purchaser’s request (see Section 7).

5.             Payment after Vesting.  Any Restricted Stock that vests in accordance with the Notice of Grant of Stock Purchase Right will be released from escrow to Purchaser (or in the event of the Purchaser’s death, to Purchaser’s estate), provided that to the extent determined appropriate by the Company, any federal, state and local withholding taxes, fringe benefit tax (“FBT”) or National Insurance Contribution (“NIC”) tax with respect to such Restricted Stock will be paid by the Purchaser in the manner allowed by the Company.

6.             Restriction on Transfer.  Except for the escrow described in Section 7 or transfer of the Shares to the Company or its assignees contemplated by this Agreement, none of the Shares or any beneficial interest therein will be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process, encumbered or otherwise disposed of in any way until the release of such Shares from the Company’s Repurchase Option in accordance with the provisions of this Agreement, other than by will or the laws of descent and distribution.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

7.             Escrow of Shares.

(a)           To ensure the availability for delivery of the Purchaser’s Unreleased Shares upon exercise of the Repurchase Option by the Company, the Purchaser will, upon exercise of the Stock Purchase Right, deliver and deposit with an escrow holder designated by the Company (the “Escrow Holder”) the share certificates representing the Unreleased Shares, together with the Assignment Separate from Certificate (the “Stock Assignment”) duly endorsed in blank, attached hereto as Exhibit A-1.  The Unreleased Shares and Stock Assignment will be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as Exhibit A-2 hereto, until such time as the Company’s Repurchase Option expires.

(b)           The Escrow Holder will not be liable for any act it may do or omit to do with respect to holding the Unreleased Shares in escrow and while acting in good faith and in the exercise of its judgment.

(c)           If the Company or any assignee exercises its Repurchase Option hereunder, the Escrow Holder, upon receipt of written notice of such option exercise from the proposed transferee, will take all steps necessary to accomplish such transfer.

(d)           When the Repurchase Option has been exercised or expires unexercised or a portion of the Shares has been released from such Repurchase Option, upon Purchaser’s request the Escrow Holder will promptly cause a new certificate to be issued for such released Shares and will deliver such certificate to the Company or the Purchaser, as the case may be.

(e)           Subject to the terms hereof, once the Stock Purchase Right is exercised, the Purchaser will have all the rights of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Repurchase Right is exercised, except as provided in Section 14 of the Plan.  If, from time to time during the term of the Company’s Repurchase Option, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Purchaser is entitled by reason of the Purchaser’s ownership of the Shares will be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as “Shares” for purposes of this Agreement and the Company’s Repurchase Option, in an amount proportional to the Unreleased Shares.

8.             Restrictive Legends; Stop-Transfer Orders; Refusal to Transfer.

(a)           Purchaser understands and agrees that the Company will cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A REPURCHASE OPTION HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL AND

REPURCHASE OPTION ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b)           Stop-Transfer Notices.  Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)           Refusal to Transfer.  The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares will have been so transferred.

9.             Tax Withholding and Consequences.  Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding, fringe benefit tax (“FBT”) or National Insurance Contribution (“NIC”) relating to the grant, vesting, release, cancellation or transfer of the related Shares (“Tax-Related Items”), Purchaser acknowledges that the ultimate liability for all Tax-Related Items legally due by Purchaser are and remain Purchaser’s responsibility and that the Company (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant of Restricted Stock, including the grant of a Stock Purchase Right, vesting and lapse of repurchase rights, the subsequent sale of shares and/or the receipt of any dividends; and (ii) do not commit to structure the terms of the grant of a Stock Purchase Right or the terms of underlying Restricted Stock to reduce or eliminate Purchaser’s liability for Tax-Related Items.

Purchaser agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Purchaser) in accordance with the procedures offered by the Company for the satisfaction of all federal, state, local and foreign income and employment tax withholding requirements, FBT or NIC tax applicable to the grant, vesting or delivery of Shares pursuant to this award of Stock Purchase Rights.  Purchaser also agrees to reimburse or pay the Company (including its Subsidiaries) in full, any liability that the Company incurs towards any FBT or NIC paid or payable in respect of the grant, vesting, release, cancellation, transfer or delivery of the Shares, within the time and in the manner prescribed by the Company.  The Administrator may in its sole discretion determine amounts and whether the withholding taxes and/or FBT and/or NIC with respect to such Shares will be paid by cash, selling a portion of vested shares, electing to have the Company withhold otherwise deliverable Shares having a value equal to the minimum amount statutorily required to be withheld, selling a sufficient number of such Shares otherwise deliverable to Purchaser through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) having a Fair Market Value equal to the amount required, by directing of a portion of the proceeds to the Company, by payroll withholding, by delivering already vested and owned Shares to the Company, by delivering net shares, by direct payment from the Purchaser to the Company, by some other method, or by some combination thereof.  Purchaser agrees to execute any additional documents requested by the Company for such reimbursement of such taxes to the Company.

Purchaser grants to the Company the irrevocable authority, as agent of Purchaser and on Purchaser’s behalf, to sell or procure the sale of sufficient Shares subject to this award of Stock Purchase Rights so that the net proceeds receivable by the Company are as far as possible equal to but not less than the amount of any withholding tax, FBT or NIC the Purchaser is liable for (including pursuant to the preceding paragraph) and the Company will account to Purchaser for any balance.

Purchaser acknowledges and agrees that the Company may refuse to deliver Shares if Purchaser has not made appropriate arrangements with the Company to satisfy tax withholding requirements, FBT or NIC.

Set forth below is a brief summary as of the date of grant of this Stock Purchase Right of some of the federal tax consequences of exercise of this Stock Purchase Right and disposition of the Shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

As the Company’s repurchase right lapses, Purchaser will immediately recognize compensation income in an amount equal to the difference between the Fair Market Value of the stock at the time the Company’s repurchase right lapses and the amount paid for the stock, if any (the “Spread”), if you are a U.S taxpayer. If you are a non-U.S. taxpayer, you will be subject to applicable taxes in your jurisdiction.

Alternatively, for U.S. taxpayers the Spread on all of the Shares will be recognized by Purchaser in connection with the exercise of the stock purchase right for shares subject to the Repurchase Option, if an election under Section 83(b) of the Code is filed with the Internal Revenue Service within thirty (30) days of the date of exercise of the right to purchase stock.  The form for making this election is attached as Exhibit A-3 hereto.

If Purchaser is an Employee or former Employee, the Spread will be subject to tax withholding by the Company, and the Company will be entitled to a tax deduction in the amount at the time the Purchaser recognizes ordinary income with respect to a Stock Purchase Right.  Purchaser agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Purchaser) for the satisfaction of all federal, state, and local income and employment tax withholding requirements applicable to the purchase of Shares or the lapse of repurchase rights hereunder.  Purchaser acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of purchase.

The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Purchaser to satisfy such tax withholding obligation, in whole or in part by one or more of the following (without limitation): (i) paying cash,  (ii) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the minimum amount statutorily required to be withheld, (iii) electing to have the Company withhold otherwise deliverable Shares having a value equal to the minimum amount statutorily required to be withheld, or (iv) selling a sufficient number of such Shares otherwise deliverable to Purchaser through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) having a Fair Market Value equal to the minimum amount required to be withheld.

PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER’S BEHALF.

10.           No Guarantee of Continued Service.  PURCHASER ACKNOWLEDGES AND AGREES THAT THE RELEASE OF SHARES FROM THE REPURCHASE OPTION OF THE COMPANY PURSUANT TO SECTION 4 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER).  PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH PURCHASER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PURCHASER’S CONTINUOUS STATUS AT ANY TIME, WITH OR WITHOUT CAUSE, EXCEPT AS OTHERWISE REQUIRED BY APPLICABLE LAW. ACCORDINGLY, PURCHASER DOES NOT HAVE ANY

ENTITLEMENT TO THE UNDERLYING SHARES IF PURCHASER RESIGNS OR IF THERE IS A VESTING CESSATION DATE FOR ANY REASON PRIOR TO THE DATE THAT THE RESTRICTED STOCK VESTS.

(a)           Nature of Grant. In accepting the offer to acquire Shares, Purchaser acknowledges that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement; (b) the grant of a Stock Purchase Right and Restricted Stock is voluntary and occasional and does not create any contractual or other right to receive future grants of Stock Purchase Rights or Restricted Stock, or benefits in lieu of such grants even if such awards have been granted repeatedly in the past; (c) all decisions with respect to future Stock Purchase Rights, if any, will be at the sole discretion of the Company; (d) Purchaser is voluntarily participating in the Plan; (e) the grant of Stock Purchase Rights and Restricted Stock is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company; (f) the Stock Purchase Right and Restricted Stock are not part of normal or expected compensation or salary for any purposes, including, but not limited to, resignation, termination, redundancy, bonuses, long-service awards, pension or retirement benefits, life insurance, 401(k) profit sharing or similar payments; (g) the future value of the Shares is unknown and cannot be predicted with certainty; and (h) that the Company will have the exclusive discretion to determine when Purchaser is no longer providing ongoing service to the Company for purposes of administering Purchaser’s grant of Stock Purchase Rights or Restricted Stock.

(b)           Data Privacy. By accepting this Stock Purchase Right or any Restricted Stock in payment thereof, Purchaser explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Purchaser’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Purchaser’s participation in the Plan. For the purpose of implementing, administering and managing the Plan, Purchaser understands that the Company holds certain personal information about Purchaser, including, but not limited to, Purchaser’s name, home address and telephone number, date of birth, Tax ID or other identification number, salary, nationality, job title, any equity or directorships held in the Company, details of all equity awards or any entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Purchaser’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Purchaser understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Purchaser’s country or elsewhere. The Company, as a global company, may transfer Purchaser’s personal data to countries which may not provide an adequate level of protection. The Company, however, is committed to providing a suitable and consistent level of protection for Purchaser’s personal data regardless of the country in which it resides. Purchaser understands that he or she may request information regarding the Company’s stock plan administration by contacting Human Resources, the Chief Financial Officer or their designee. Purchaser authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Purchaser’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Purchaser deposits any Shares issued at vesting or other scheduled payout. Purchaser understands that Data will be held as long as is necessary to implement, administer and manage the Plan. Purchaser understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Human Resources or the Chief Financial Officer. Purchaser understands, however, that refusing or withdrawing his or her consent may affect Purchaser’s ability to participate in the Plan. For more information on the consequences of Purchaser’s refusal to consent or withdrawal of consent, Purchaser understands that he or she may contact Human Resources, the Chief Financial Officer or their designee.

(c)           Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the award of Stock Purchase Rights or issuance of Restricted Stock and participation in the Plan or future Stock Purchase Rights or Restricted Stock that may be awarded under the Plan by electronic means or to request Purchaser’s consent to participate in the Plan by electronic means. Purchaser hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

(d)           Value of Shares.  The future value of the Shares is unknown and cannot be predicted with certainty.

(e)           Choice of Language.

(i)            For Employees of Canadian Locations:  The undersigned agrees that it is his or her express wish that this form and all documents relating to his or her participation in the scheme be drawn in the English language only.  Le soussigné convient que sa volonté expresse est que ce formulaire ainsi que tous les documents se rapportant à sa participation au régime soient rédigés en langue anglaise seulement.

(ii)           For Employees of Locations Other than Canada:  Purchaser has received this Agreement and any other related communications and consents to having received these documents solely in English.

11.           Notices.  Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement will be in writing and will be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing, or when delivered electronically pursuant to Section 9(c).

Any notice to the Escrow Holder will be sent to the Company’s address with a copy to the other party not sending the notice.

12.           No Waiver.  Either party’s failure to enforce any provision or provisions of this Agreement will not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement.  The rights granted both parties herein are cumulative and will not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

13.           Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Purchaser and his or her heirs, executors, administrators, successors and assigns.

14.           Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15.           Additional Conditions to Issuance of Stock.  If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Purchaser (or Purchaser’s estate) or the release from escrow, such issuance or release from escrow will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company.  The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

16.           Administrator Authority.  The Administrator has the power to interpret the Plan, the Notice of Grant and this Agreement and to adopt such rules for the administration, interpretation and application thereof as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Stock Purchase Rights have vested).  Any dispute regarding the interpretation of this Agreement will be submitted by Purchaser or by the Company forthwith to the Administrator which will review such dispute at its next regular meeting.  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Purchaser, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Notice of Grant or this Agreement.

17.           Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

18.           Agreement Severable.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

19.           Modifications to the Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  Purchaser expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Purchaser, to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this award of Stock Purchase Rights.

20.           No Waiver.  Either party’s failure to enforce any provision or provisions of this Agreement will not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement.  The rights granted both parties herein are cumulative and will not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

EXHIBIT A-1

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I,                                                     , hereby sell, assign and transfer unto QuickLogic Corporation                            shares of the Common Stock of QuickLogic Corporation standing in my name on the books of said corporation represented by Certificate No.            herewith and do hereby irrevocably constitute and appoint                                                              to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement between QuickLogic Corporation and the undersigned dated                             ,          (the “Agreement”).

Dated: ,	Signature:

INSTRUCTIONS: Please do not fill in any blanks other than the signature line.  The purpose of this assignment is to enable the Company to exercise its Repurchase Option as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

EXHIBIT A-2

JOINT ESCROW INSTRUCTIONS

,

QuickLogic Corporation

2220 Lundy Avenue

San Jose, CA  95131

Attention: Corporate Secretary

Dear Corporate Secretary:

As Escrow Agent for both QuickLogic Corporation (the “Company”) and the undersigned purchaser of stock of the Company (the “Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (“Agreement”) between the Company and the undersigned, in accordance with the following instructions:

1.             In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) exercises the Company’s repurchase option set forth in the Agreement (the “Repurchase Option”), the Company will give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company.  Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.             At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company’s Repurchase Option.

3.             Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement.  Purchaser does hereby irrevocably constitute and appoint you as Purchaser’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated.  Subject to the provisions of this paragraph 3, Purchaser will exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

4.             Upon written request of the Purchaser, unless the Company’s Repurchase Option has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company’s Repurchase Option.  Within four (4) months after cessation of Purchaser’s continuous employment by or services to the Company, or any parent or subsidiary of the Company, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company’s Repurchase Option.

5.             If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you will deliver all of the same to Purchaser and will be discharged of all further obligations hereunder.

6.             Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.             You will be obligated only for the performance of such duties as are specifically set forth herein and may rely and will be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties.  You will not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys will be conclusive evidence of such good faith.

8.             You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case you obey or comply with any such order, judgment or decree, you will not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.             You will not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10.           You will not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11.           You will be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefore.

12.           Your responsibilities as Escrow Agent hereunder will terminate if you will cease to be an officer or agent of the Company or if you will resign by written notice to each party.  In the event of any such termination, the Company will appoint a successor Escrow Agent.

13.           If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto will join in furnishing such instruments.

14.           It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes will have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you will be under no duty whatsoever to institute or defend any such proceedings.

15.           Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten (10) days advance written notice to each of the other parties hereto.

COMPANY:                          QuickLogic Corporation

2220 Lundy Avenue

San Jose, CA 95131

Attention: Corporate Secretary

PURCHASER:

ESCROW AGENT:             QuickLogic Corporation

2220 Lundy Avenue

San Jose, CA 95131

Attention: Corporate Secretary

16.           By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17.           This instrument will be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18.           The Restricted Stock Purchase Agreement is incorporated herein by reference.  These Joint Escrow Instructions, the 2019 Stock Plan and the Restricted Stock Purchase Agreement (including the exhibits referenced therein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Escrow Agent, the Purchaser and the Company with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Escrow Agent, the Purchaser and the Company.

19.           These Joint Escrow Instructions will be governed by, and construed and enforced in accordance with, the laws of the State of California.

Very truly yours,

QUICKLOGIC CORPORATION

By:

Title:

PURCHASER:

(Signature)

(Typed or Printed Name)

ESCROW AGENT:

Corporate Secretary

EXHIBIT A-3

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to the above-referenced Federal Tax Code, to include in taxpayer’s gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with his receipt of the property described below:

1.             The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME:	TAXPAYER:	SPOUSE:

ADDRESS:

IDENTIFICATION NO.:	TAXPAYER:	SPOUSE:

TAXABLE YEAR:

2.             The property with respect to which the election is made is described as follows:           shares (the “Shares”) of the Common Stock of QuickLogic Corporation (the “Company”).

3.             The date on which the property was transferred is:              ,         .

4.             The property is subject to the following restrictions:

The Shares may be repurchased by the Company, or its assignee, on certain events.  This right lapses with regard to a portion of the Shares based on the continued performance of services by the taxpayer over time.

5.             The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:

$

6.             The amount (if any) paid for such property is:

$

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property.  The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:                               ,

, Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:                               ,